Exhibit 99.1

Marc Rothman Appointed VeriFone Chief Financial Officer; Jay Parsons to Head Digital Media and Taxi Operations

Former CFO Robert Dykes and Vice Chairman Bud Waller Retire

SAN JOSE, CA - February 4, 2013 - VeriFone Systems, Inc. (NYSE: PAY), today announced the appointment of Marc E. Rothman, former chief financial officer of Motorola Mobility, Inc., to executive vice president and chief financial officer, and Jay Parsons to senior vice president, digital media and taxi operations, effective today. Additionally, VeriFone announced the retirements of Chief Financial Officer Robert Dykes, 63, and Vice Chairman Elmore (Bud) Waller, 63. Following a transition of responsibilities, both executives will retire effective February 28, 2013.

“Marc Rothman's experience leading financial strategy and governance, along with his global experience helping to build operations, particularly in emerging markets as both the CFO of Motorola Mobility and in senior finance roles within Motorola, Inc., aligns extremely well with VeriFone's goals,” said VeriFone Chief Executive Officer Douglas G. Bergeron.

Rothman, 48, joined Motorola, Inc., through the acquisition of General Instrument in 2000, and eventually rose to become worldwide controller of the former Motorola, Inc. He oversaw all financial activities of Motorola Mobility and led the company's spin-off transaction from its former parent and eventual sale.

Bob Dykes welcomed Rothman as his successor, saying, “My time at VeriFone during expansion of electronic payments into new markets and geographies has been gratifying and exciting. Marc is a perfect choice to oversee the company's financial and operational performance.”

Parsons, 47, joined VeriFone in September of 2011 and has played an integral role in driving the successful development of VeriFone's interactive digital solutions platform for the petroleum and retail businesses. He previously served 13 years with Catalina Marketing in executive management roles, including executive vice president of its U.S. packaged goods business unit helping manufacturer and retail brands deliver unprecedented performance, and as president of Catalina's global healthcare business.

“Jay Parsons has overseen business development, strategic planning and program implementation for media within VeriFone's North American business unit and is well prepared to take over global activities for taxi solutions and payment-enabled digital media,” Bergeron said. “Bud Waller and Bob Dykes have each performed in critical roles for VeriFone and I thank them both for their service.”

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Systems, Inc.

This press release includes certain forward-looking statements related to VeriFone Systems, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on VeriFone management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include: customer acceptance and adoption of our new solution offerings, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. ("VeriFone") (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets.  VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Contacts:
Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com

or

Media Relations:
Pete Bartolik, 508-283-4112
VeriFone Media Relations
pete_bartolik@verifone.com